GlobalSCAPE and HelpSystems Sign Merger Agreement

SAN ANTONIO, TX, July 20, 2020 – GlobalSCAPE, Inc. (NYSE American: GSB), and HelpSystems, LLC today jointly announced they have signed a definitive merger agreement under which HelpSystems will acquire all outstanding shares of GlobalSCAPE for $9.50 per share in cash. The combined company would focus on providing the most comprehensive collection of trusted security and automation solutions to customers worldwide.

GlobalSCAPE is a leader in the secure managed file transfer software industry. With powerful cloud-based and on-premise solutions, the company helps organizations secure movement, automation, and integration of data both in and out of the cloud. The merger would augment HelpSystems’ data security business that includes data loss prevention and data classification software.

“GlobalSCAPE’s offerings are a great fit with HelpSystems’ suite of security products,” said Robert Alpert, CEO of GlobalSCAPE. “Our strength lies in moving mission-critical files both in and out of the cloud, coupled with our commitment to customer service and in helping organizations meet their cybersecurity and compliance needs. Joining HelpSystems solidifies and strengthens this promise.”

“GlobalSCAPE’s MFT solution and expertise further strengthen HelpSystems’ growing cybersecurity business,” said Kate Bolseth, CEO of HelpSystems. “Combining this with our data loss protection and data classification technology provides depth to our triple-threat defense against customer cybersecurity risks.”

Alpert commented, “Our success is rooted in our people; the men and women of GlobalSCAPE are passionately dedicated to client success. The product and individual awards earned over GlobalSCAPE’s 23-year history testify to our spirit of service. I am proud of our accomplishments, including our ability to return substantial capital to shareholders, with special dividends of $0.50 per share in May of 2019 and $3.35 per share in December of 2019, in addition to the $9.50 per share that holders will receive in the transaction with HelpSystems.”

Under the terms of the agreement between GlobalSCAPE and HelpSystems, HelpSystems has agreed to acquire all of the outstanding shares of GlobalSCAPE for $9.50 per share, which represents a 16% premium to the closing price for GlobalSCAPE stock on July 17, 2020. The transaction is structured as a tender offer followed by a merger, valued at approximately $217 million, including debt to be refinanced. The transaction will be funded with cash on hand and new debt. Jefferies Finance LLC and credit funds affiliated with Charlesbank Capital Partners LLC have provided a commitment to HelpSystems to provide the necessary debt financing.

The agreement has been unanimously approved by the Boards of Directors of both companies. Senior GlobalSCAPE management and current and former GlobalSCAPE directors and their affiliates, who collectively hold approximately 33% of the outstanding shares, have agreed to tender their shares in the transaction. The transaction is subject to GlobalSCAPE’s stockholders tendering a majority of GlobalSCAPE’s outstanding shares prior to the expiration of the tender offer, certain regulatory approvals and other customary conditions, and is expected to close in the third quarter of 2020.

GlobalSCAPE (acting through its financial advisor) will solicit alternative transaction proposals from third parties (“Go-Shop Parties”) for a period ending August 24, 2020, subject to customary conditions specified in the merger agreement. If the GlobalSCAPE board determines that an alternative transaction proposal is superior to the merger with HelpSystems, GlobalSCAPE may terminate the merger agreement and accept the superior proposal. In such an event, GlobalSCAPE must pay HelpSystems a customary termination fee that varies in amount depending on whether or not the superior proposal is from a Go-Shop Party. In addition, the merger agreement provides HelpSystems a customary right to match a superior proposal.

Stephens Inc. is serving as the exclusive financial advisor to GlobalSCAPE regarding the transaction, including the go-shop process. B. Riley FBR delivered a fairness opinion to the board of directors of GlobalSCAPE. Olshan Frome Wolosky LLP is serving as legal advisor to GlobalSCAPE. Goodwin Procter LLP is serving as legal advisor to HelpSystems.

About GlobalSCAPE

GlobalSCAPE is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside organizations, between people and places, in and out of the cloud. Founded in 1996, GlobalSCAPE’s data exchange and integration software and cloud services are trusted by thousands of customers worldwide, including global enterprises, governments as well as small and medium enterprises. Headquartered in San Antonio, Texas, GlobalSCAPE has consistently been named a top workplace by Computerworld, the San Antonio Business Journal, Texas Monthly and the San Antonio Express-News, among others.

About HelpSystems

HelpSystems is a software company focused on helping exceptional organizations Build a Better IT™. Our cybersecurity and automation solutions simplify critical IT processes to give our customers peace of mind. We know IT transformation is a journey, not a destination. Let’s move forward. Learn more at www.helpsystems.com.

Important Information

In connection with the proposed acquisition, a subsidiary of HelpSystems will commence a tender offer for the outstanding shares of GlobalSCAPE. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of GlobalSCAPE, nor is it a substitute for the tender offer materials that HelpSystems and its acquisition subsidiary will file with the Securities and Exchange Commission (“SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, HelpSystems and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and GlobalSCAPE will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION / RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY GlobalSCAPE’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to GlobalSCAPE’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of GlobalSCAPE by contacting GlobalSCAPE by phone at 210-308-8267. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC. GlobalSCAPE’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Safe Harbor Statement

This release contains forward-looking statements. Many of these forward-looking statements can be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold GlobalSCAPE’s securities. Factors that could cause results to differ materially include, but are not limited to: the ability to timely satisfy the conditions to the closing of the tender offer; market demand for new and existing products; increased marketplace competition; disruption to manufacturing operations or supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to international operations; disruptions, failures or security breaches of information technology infrastructure; the ability to hire, engage and retain a talented global workforce; and the ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs. All information in this press release is as of July 20, 2020. Neither HelpSystems nor GlobalSCAPE undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Media Contacts:

Mark Hood

Chief Operating Officer

GlobalSCAPE

mhood@globalscape.com

Mike Devine
Vice President, Marketing

HelpSystems
mike.devine@helpsystems.com

Stephens Contact:

Kurt Hoofnagle

Managing Director

Stephens Inc.

kurt.hoofnagle@stephens.com